As filed with the Securities and Exchange Commission on September 30, 2011.
Registration Statement No. 333-17031

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2
To
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rockwell Automation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	25-1797617
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1201 South 2nd Street
Milwaukee, Wisconsin	53204
(Address of Principal	(Zip Code)
Executive Offices)

Rockwell Automation Retirement Savings Plan for Salaried Employees
Rockwell Automation Savings and Investment Plan for Represented Hourly Employees
Rockwell Automation Retirement Savings Plan for Hourly Employees
(Full title of the plans)

Douglas M. Hagerman, Esq.
Senior Vice President, General Counsel and Secretary
Rockwell Automation, Inc.
1201 South 2nd Street
Milwaukee, Wisconsin 53204
(Name and address of agent for service)
(414) 382-2000
(Telephone number, including area code, of agent for service)

Copy to:
Marc A. Alpert, Esq.
Chadbourne & Parke LLP
30 Rockefeller Plaza
New York, New York 10112
(212) 408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☑	Accelerated Filer ☐	Non-accelerated Filer ☐	Smaller Reporting Company ☐

WITHDRAWAL OF SECURITIES FROM REGISTRATION
Rockwell Automation, Inc. by this Post-Effective Amendment No. 2 to its Registration Statement on Form S-8 (Registration No. 333-17031) withdraws from registration under the Securities Act of 1933, as amended, the following securities: (i) any shares of its common stock, par value $1 per share, remaining undelivered under the Rockwell Automation Retirement Savings Plan for Salaried Employees (as successor to the Rockwell International Corporation Salaried Retirement Savings Plan), the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees (as successor to the Rockwell Retirement Savings Plan for Certain Employees) and the Rockwell Automation Retirement Savings Plan for Hourly Employees (as successor to the Rockwell Non-Represented Hourly Retirement Savings Plan) and (ii) any interests remaining unsold in the Rockwell Automation Retirement Savings Plan for Salaried Employees, the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees and the Rockwell Automation Retirement Savings Plan for Hourly Employees.
On July 21, 2011, the Rockwell Automation Savings and Investment Plan for Represented Hourly Employees and the Rockwell Automation Retirement Savings Plan for Hourly Employees merged with and into the Rockwell Automation Retirement Savings Plan for Salaried Employees, at which time the surviving Plan’s name was changed to the Rockwell Automation Retirement Savings Plan.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8: Exhibits.

24
Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 2 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, is incorporated herein by reference.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on the 30th day of September, 2011.

ROCKWELL AUTOMATION, INC.
By:	/s/ Douglas M. Hagerman
(Douglas M. Hagerman, Senior Vice President,
General Counsel and Secretary)
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on the 30th day of September, 2011 by the following persons in the capacities indicated:

Signature	Title

Keith D. Nosbusch*	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and a Director

Betty C. Alewine*	Director

Verne G. Istock*	Director

Barry C. Johnson*	Director

Director
Steven R. Kalmanson

Director
James P. Keane

William T. McCormick, Jr.*	Director

Donald R. Parfet*	Director

David B. Speer*	Director

Theodore D. Crandall*	Senior Vice President and Chief Financial Officer (principal financial officer)

David M. Dorgan*	Vice President and Controller (principal accounting officer)

* By:	/s/ Douglas M. Hagerman (Douglas M. Hagerman, Attorney-in-fact) **

**	By authority of the powers of attorney filed as Exhibit 24 hereto.

The Plans. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of each of the Plans has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 30th day of September, 2011.

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR SALARIED EMPLOYEES
By:	/s/ Teresa E. Carpenter
(Teresa E. Carpenter, Plan Administrator)

ROCKWELL AUTOMATION SAVINGS AND INVESTMENT PLAN FOR REPRESENTED HOURLY EMPLOYEES
By:	/s/ Teresa E. Carpenter
(Teresa E. Carpenter, Plan Administrator)

ROCKWELL AUTOMATION RETIREMENT SAVINGS PLAN FOR HOURLY EMPLOYEES
By:	/s/ Teresa E. Carpenter
(Teresa E. Carpenter, Plan Administrator)

EXHIBIT INDEX

Exhibit
Number

24
Powers of Attorney authorizing certain persons to sign this Post-Effective Amendment No. 2 to the Registration Statement on behalf of certain directors and officers of Registrant, filed as Exhibit 24 to Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, is incorporated herein by reference.

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